Exhibit 99.1

FOR IMMEDIATE RELEASE

Harmonic Announces Third Quarter 2025 Results

Both Broadband and Video exceeded expectations on revenue and profitability

SAN JOSE, California, November 3, 2025 - Harmonic Inc. (NASDAQ: HLIT) today announced its unaudited results for the third quarter of 2025.

“Our third quarter results exceeded our expectations on revenue and profitability for both Broadband and Video,” said Nimrod Ben-Natan, president and chief executive officer of Harmonic. “We saw stronger momentum in Broadband with certain customer orders being realized earlier than anticipated, and in Video our growth was led by SaaS. Looking ahead, as expected, we anticipate Broadband revenue growth momentum to increase in 2026 as the year progresses, based on Unified DOCSIS 4.0 ramp readiness, large customer deployment plans and Rest of World accelerated adoption.”

Q3 Financial and Business Highlights

Financial

•
Revenue: $142.4 million, compared to $195.8 million in the prior year period
o
Broadband segment revenue: $90.5 million, compared to $145.3 million in the prior year period
o
Video segment revenue: $51.9 million, compared to $50.4 million in the prior year period
•
Gross margin: GAAP 54.2% and Non-GAAP 54.4%, both higher compared to GAAP 53.5% and Non-GAAP 53.7% in the prior year period
o
Broadband segment Non-GAAP gross margin: 47.3% compared to 48.3% in the prior year period
o
Video segment Non-GAAP gross margin: 66.7% compared to 69.0% in the prior year period
•
Operating income: GAAP income $9.8 million and Non-GAAP income $19.0 million, compared to GAAP income $35.4 million and Non-GAAP income $44.5 million in the prior year period
•
Net income: GAAP net income $2.7 million and Non-GAAP net income of $14.1 million, compared to GAAP net income $21.7 million and Non-GAAP net income $29.9 million in the prior year period
•
Non-GAAP adjusted EBITDA: $21.9 million compared to $43.4 million in the prior year period
•
Net income per share: GAAP net income per share of $0.02 and Non-GAAP net income per share of $0.12, compared to GAAP net income per share of $0.19 and Non-GAAP net income per share of $0.26 in the prior year period
•
Backlog and deferred revenue of $494.5 million
•
Cash: $127.4 million, compared to $58.2 million in the prior year period
•
Repurchased approximately 1.8 million shares of common stock for $15.7 million

Business

•
Commercially deployed our cOSTM solution with 142 customers, serving 37.6 million cable modems
•
Won six new broadband customers during the quarter including two fiber customers and one international Tier 1
•
Announced Comcast is leveraging Harmonic's fiber-to-the-home solutions as it expands its network to new locations annually, including more than 1.2 million new locations planned in 2025
•
Announced today an expanded partnership with Spectrum (Charter) on cOS, DOCSIS 4.0 Unified RPDs, and advanced operational tools
•
Record Video SaaS revenue of $16.1 million in Q3 reflects continued growth, especially in sports streaming

Select Financial Information

	GAAP			Non-GAAP
Key Financial Results	Q3 2025	Q2 2025	Q3 2024	Q3 2025	Q2 2025	Q3 2024
	(Unaudited, in millions, except per share data)
Net revenue	$142.4	$138.0	$195.8	*	*	*
Net income	$2.7	$2.9	$21.7	$14.1	$10.3	$29.9
Net income per share	$0.02	$0.03	$0.19	$0.12	$0.09	$0.26

* Not applicable

Other Financial Information	Q3 2025	Q2 2025	Q3 2024
	(Unaudited, in millions)
Adjusted EBITDA for the quarter (1)	$21.9	$17.0	$43.4
Bookings for the quarter	$133.3	$158.4	$171.4
Backlog and deferred revenue as of quarter end	$494.5	$504.5	$584.7
Cash and cash equivalents as of quarter end	$127.4	$123.9	$58.2

(1) Adjusted EBITDA is a Non-GAAP financial measure. Refer to "Preliminary Net Income to Consolidated Segment Adjusted EBITDA Reconciliation" below for a reconciliation to net income, the most comparable GAAP measure.

Explanations regarding our use of Non-GAAP financial measures and related definitions, and reconciliations of our GAAP and Non-GAAP measures, are provided in the sections below entitled “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations.”

Financial Guidance

	Q4 2025 GAAP Financial Guidance
	Low			High
(Unaudited, in millions, except percentages and per share data)	Broadband	Video	Total GAAP	Broadband	Video	Total GAAP
Net revenue	$85	$48	$133	$95	$52	$147
Gross margin %			53.4%			55.8%
Gross profit (1)			$71			$82
Tax rate			45%			45%
Net income			$—			$5
Net income per share			$—			$0.04
Shares (2)			113.1			113.1

(1) Includes estimated tariff impacts of approximately $1 million

(2) Diluted shares assumes stock price at $9.40 (Q3 2025 average price).

	Q4 2025 Non-GAAP Financial Guidance (1)
	Low			High
(Unaudited, in millions, except percentages and per share data)	Broadband	Video	Total	Broadband	Video	Total
Gross margin %	48.0%	66.0%	54.5%	50.0%	67.0%	56.0%
Gross profit (2)	$41	$31	$72	$48	$35	$83
Adjusted EBITDA(3)	$10	$3	$13	$16	$6	$22
Tax rate			21%			21%
Net income per share			$0.06			$0.12
Shares (4)			113.1			113.1

(1) Refer to “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations on Financial Guidance” below. Components may not sum to total due to rounding.

(2) Includes estimated tariff impacts of approximately $1 million

(3) Refer to “Net Income to Consolidated Adjusted EBITDA Reconciliation on Financial Guidance” below for a reconciliation to net income (loss), the most comparable GAAP measure.

(4) Diluted shares assumes stock price at $9.40 (Q3 2025 average price).

Conference Call Information

Harmonic will host a conference call to discuss its financial results at 2:00 p.m. PT (5:00 p.m. ET) on Monday, November 3, 2025. The live webcast will be available on the Harmonic Investor Relations website at http://investor.harmonicinc.com. To participate via telephone, please register in advance using this link, https://register-conf.media-server.com/register/BI15f6a52a96984250b357958fe76332c8. A replay will be available after 5:00 p.m. PT on the same website.

About Harmonic Inc.

Harmonic (NASDAQ: HLIT), the worldwide leader in virtualized broadband and video delivery solutions, enables media companies and service providers to deliver ultra-high-quality video streaming and broadcast services to consumers globally. The company revolutionized broadband networking via the industry’s first virtualized broadband solution, enabling operators to more flexibly deploy gigabit internet service to consumers’ homes and mobile devices. Whether simplifying OTT video delivery via innovative cloud and software platforms, or powering the delivery of gigabit internet services, Harmonic is changing the way media companies and service providers monetize live and on-demand content on every screen. More information is available at www.harmonicinc.com.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to anticipated customer purchases and deployments of our Unified DOCSIS 4.0 solutions and our expectations regarding: net revenue, gross margins, operating expenses, operating income (loss), Adjusted EBITDA, tax expense and tax rate, and net income (loss) per diluted share. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, in no particular order, the following: customer concentration and consolidation; loss of one or more key customers; delays or decreases in capital spending in the cable, satellite telco, broadcast and media industries; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the market and technology trends underlying our Broadband and Video businesses will not continue to develop in their current direction or pace; the impact of tariffs and general economic conditions on our sales and operations; the mix of products and services sold in various geographies and the effect it has on gross margins; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; risks associated with our international operations; exchange rate fluctuations of the currencies in which we conduct business; risks associated with our cOSTM and VOS® product solutions; dependence on various broadband and video industry trends; inventory management; the lack of timely availability or the impact of increases in the prices of parts or raw materials necessary to produce our products; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; stock repurchases may not be conducted in the timeframe or in the manner we expect, or at all; and the impact on our business of natural disasters. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2024, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain Non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental Non-GAAP financial measures internally to understand, manage and evaluate our business, establish operating budgets, set internal measurement targets and make operating decisions.

These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Harmonic's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Harmonic's results of operations in conjunction with the corresponding GAAP measures.

The Company believes that the presentation of Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

The Non-GAAP measures presented here are: Gross profit, operating expenses, income (loss) from operations, non-operating expenses and net income (loss), Adjusted EBITDA (including those amounts as a percentage of revenue) and net income (loss) per diluted share. The presentation of Non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to Non-GAAP results published by other companies. A reconciliation of the historical Non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The Non-GAAP adjustments described below have historically been excluded from our GAAP financial measures.

Our Non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Stock-based compensation - Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We believe that management is limited in its ability to project the impact stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a Non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.

Restructuring and related charges - Harmonic from time to time incurs restructuring charges which primarily consist of employee severance, one-time termination benefits related to the reduction of its workforce, and other costs. These charges are associated with material business shifts. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.

Non-cash interest expense related to convertible notes - We record the amortization of issuance costs as non-cash interest expense. We believe that excluding these costs provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, we believe excluding these costs from the Non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.

Depreciation - Depreciation expense is excluded from Adjusted EBITDA as this is a non-cash item unrelated to the ordinary course of our business and not reflective of our underlying business performance.

Non-recurring advisory fees - There were non-recurring costs that we excluded from Non-GAAP results relating to professional accounting, tax and legal fees associated with strategic corporate initiatives.

Asset impairment and related charges - We exclude asset impairment and related charges due to the nature of such expenses being unusual and arising outside the ordinary course of continuing operations. These costs primarily consist of impairments of fixed assets, right-of-use assets and related leasehold improvements, and other unrecoverable facility costs due to the intended change in use of certain leased space.

Discrete tax items and tax effect of Non-GAAP adjustments - The income tax effect of Non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into Non-GAAP financial measures in order to provide a more meaningful measure of Non-GAAP net income. It also includes a non-cash adjustment related to the method change for capitalization of research and development expenses under Section 174 of the Internal Revenue Code, which reduced our foreign-derived intangible income (FDII) tax benefits. This non-recurring adjustment has been excluded from the Company’s non-GAAP tax rate and non-GAAP financial measures, as management believes exclusion of this item provides more meaningful period-to-period comparisons of ongoing operating performance.

CONTACTS:

Walter Jankovic	David Hanover
Chief Financial Officer	Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.490.6152	+1.212.896.1220

Harmonic Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except par value)

	September 26, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$127,376	$101,457
Accounts receivable, net of allowances for credit losses of $1,951 and $2,528 as of September 26, 2025 and December 31, 2024, respectively	104,542	178,013
Inventories	68,604	64,004
Prepaid expenses and other current assets	26,509	22,602
Total current assets	327,031	366,076
Property and equipment, net	27,768	26,823
Operating lease right-of-use assets	12,148	12,411
Goodwill	241,767	236,876
Deferred income taxes, net	115,454	121,028
Other non-current assets	34,427	33,292
Total assets	$758,595	$796,506

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	2,944	2,194
Current portion of other borrowings	5,758	4,941
Accounts payable	23,270	35,250
Deferred revenue	49,522	47,069
Operating lease liabilities	5,961	5,675
Other current liabilities	69,647	72,440
Total current liabilities	157,102	167,569
Long-term debt	109,875	112,084
Other borrowings	8,052	8,694
Operating lease liabilities, non-current	13,972	14,727
Other non-current liabilities	26,583	28,174
Total liabilities	315,584	331,248

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 112,215 and 116,735 shares issued and outstanding at September 26, 2025 and December 31, 2024, respectively	112	117
Additional paid-in capital	2,458,285	2,432,733
Accumulated deficit	(2,008,215)	(1,953,495)
Accumulated other comprehensive loss	(7,171)	(14,097)
Total stockholders’ equity	443,011	465,258
Total liabilities and stockholders’ equity	$758,595	$796,506

Harmonic Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 26, 2025	September 27, 2024	September 26, 2025	September 27, 2024
Revenue:
Appliance and integration	$97,774	$153,685	$283,382	$329,464
SaaS and service	44,608	42,071	130,162	127,092
Total net revenue	142,382	195,756	413,544	456,556
Cost of revenue:
Appliance and integration	51,656	77,683	143,898	171,635
SaaS and service	13,597	13,341	40,150	43,651
Total cost of revenue	65,253	91,024	184,048	215,286
Total gross profit	77,129	104,732	229,496	241,270
Operating expenses:
Research and development	29,699	30,073	90,490	89,562
Selling, general and administrative	36,524	35,851	111,816	114,537
Asset impairment and related charges	—	3,103	1,637	12,103
Restructuring and related charges	1,087	281	1,737	14,800
Total operating expenses	67,310	69,308	205,680	231,002
Income from operations	9,819	35,424	23,816	10,268
Interest expense, net	(1,184)	(2,686)	(3,911)	(4,833)
Other income (expense), net	113	(3,932)	300	(3,602)
Income before income taxes	8,748	28,806	20,205	1,833
Provision for income taxes	6,054	7,088	8,700	736
Net income	$2,694	$21,718	$11,505	$1,097

Net income per share:
Basic	$0.02	$0.19	$0.10	$0.01
Diluted	$0.02	$0.19	$0.10	$0.01
Weighted average shares outstanding:
Basic	112,982	116,403	114,221	114,594
Diluted	113,323	117,358	114,602	117,385

Harmonic Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Nine Months Ended
	September 26, 2025	September 27, 2024
Cash flows from operating activities:
Net income	$11,505	$1,097
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,215	9,171
Asset impairment and related charges	1,637	12,103
Stock-based compensation	23,486	19,587
Foreign currency remeasurement	446	6,513
Deferred income taxes, net	(3,120)	(2,673)
Provision for excess and obsolete inventories	2,789	3,135
Other	61	435
Changes in operating assets and liabilities:
Accounts receivable, net	74,121	(31,611)
Inventories	(3,944)	6,592
Prepaid expenses and other assets	10,359	(3,489)
Accounts payable	(13,785)	1,787
Deferred revenues	1,173	2,062
Other liabilities	(17,265)	(11,323)
Net cash provided by operating activities	95,678	13,386
Cash flows from investing activities:
Purchases of property and equipment	(8,404)	(6,840)
Net cash used in investing activities	(8,404)	(6,840)
Cash flows from financing activities:
Proceeds from long-term debt	95,000	115,000
Repayment of convertible debt	—	(115,500)
Repayment of long-term debt and other borrowings	(101,897)	(4,797)
Payments for debt issuance costs	—	(332)
Repurchase of common stock	(65,757)	(30,047)
Proceeds from other borrowings	3,835	3,943
Proceeds from common stock issued to employees	5,983	6,628
Taxes paid related to net share settlement of equity awards	(3,795)	(6,877)
Net cash used in financing activities	(66,631)	(31,982)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	5,283	(332)
Net increase (decrease) in cash and cash equivalents and restricted cash	25,926	(25,768)
Cash and cash equivalents and restricted cash at beginning of period	101,789	84,269
Cash and cash equivalents and restricted cash at end of period	$127,715	$58,501

Cash and cash equivalents and restricted cash at end of period
Cash and cash equivalents	$127,376	$58,174
Restricted cash included in other current assets	339	327
Total cash, cash equivalents and restricted cash as shown in the condensed consolidated statement of cash flows	$127,715	$58,501

Harmonic Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Nine Months Ended
	September 26, 2025	September 27, 2024
Supplemental cash flow disclosure:
Income tax payments, net	$14,496	$12,894
Interest payments, net	$2,897	$4,363
Supplemental schedule of non-cash investing activities:
Capital expenditures incurred but not yet paid	$968	$709
Supplemental schedule of non-cash financing activities:
Shares of common stock issued upon redemption of the 2024 Notes	—	4,578

Harmonic Inc.

Preliminary GAAP Revenue Information

(Unaudited, in thousands, except percentages)

	Three Months Ended
	September 26, 2025		June 27, 2025		September 27, 2024
Geography
Americas	$112,819	79%	$108,205	79%	$167,720	86%
EMEA	23,433	16%	19,888	14%	20,269	10%
APAC	6,130	5%	9,934	7%	7,767	4%
Total	$142,382	100%	$138,027	100%	$195,756	100%

Market
Service Provider	$96,863	68%	$94,851	69%	$159,993	82%
Broadcast and Media	45,519	32%	43,176	31%	35,763	18%
Total	$142,382	100%	$138,027	100%	$195,756	100%

	Nine Months Ended
	September 26, 2025		September 27, 2024
Geography
Americas	$322,705	78%	$370,348	81%
EMEA	66,493	16%	66,509	15%
APAC	24,346	6%	19,699	4%
Total	$413,544	100%	$456,556	100%

Market
Service Provider	$285,916	69%	$351,115	77%
Broadcast and Media	127,628	31%	105,441	23%
Total	$413,544	100%	$456,556	100%

Harmonic Inc.

Preliminary Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended September 26, 2025
	Broadband		Video		Total Segment Measures		Adjustments (1)	Consolidated GAAP Measures
Net revenue	$90,492		$51,890		$142,382		$—	$142,382
Gross profit	42,765	(1)	34,624	(1)	77,389	(1)	(260)	77,129
Gross margin %	47.3%	(1)	66.7%	(1)	54.4%	(1)		54.2%

	Three Months Ended June 27, 2025
	Broadband		Video		Total Segment Measures		Adjustments (1)	Consolidated GAAP Measures
Net revenue	$86,918		$51,109		$138,027		$—	$138,027
Gross profit	40,412	(1)	34,249	(1)	74,661	(1)	(868)	73,793
Gross margin %	46.5%	(1)	67.0%	(1)	54.1%	(1)		53.5%

	Three Months Ended September 27, 2024
	Broadband		Video		Total Segment Measures		Adjustments (1)	Consolidated GAAP Measures
Net revenue	$145,338		$50,418		$195,756		$—	$195,756
Gross profit	70,256	(1)	34,770	(1)	105,026	(1)	(294)	104,732
Gross margin %	48.3%	(1)	69.0%	(1)	53.7%	(1)		53.5%

	Nine Months Ended September 26, 2025
	Broadband		Video		Total Segment Measures		Adjustments (1)	Consolidated GAAP Measures
Net revenue	$262,288		$151,256		$413,544		$—	$413,544
Gross profit	130,257	(1)	100,928	(1)	231,185	(1)	(1,689)	229,496
Gross margin %	49.7%	(1)	66.7%	(1)	55.9%	(1)		55.5%

	Nine Months Ended September 27, 2024
	Broadband		Video		Total Segment Measures		Adjustments (1)	Consolidated GAAP Measures
Net revenue	$317,172		$139,384		$456,556		$—	$456,556
Gross profit	151,986	(1)	90,833	(1)	242,819	(1)	(1,549)	241,270
Gross margin %	47.9%	(1)	65.2%	(1)	53.2%	(1)		52.8%

(1) Segment gross margin and segment gross profit are Non-GAAP financial measures. Refer to “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations" below.

Harmonic Inc.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended September 26, 2025
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Net Income
GAAP	$142,382	$77,129	$67,310	$9,819	$(1,071)	$2,694
Stock-based compensation	—	260	(7,064)	7,324	—	7,324
Restructuring and related charges	—	—	(1,087)	1,087	—	1,087
Non-recurring advisory fees	—	—	(749)	749	—	749
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	2,293
Total adjustments	—	260	(8,900)	9,160	—	11,453
Non-GAAP	$142,382	$77,389	$58,410	$18,979	$(1,071)	$14,147
As a % of revenue (GAAP)		54.2%	47.3%	6.9%	(0.8)%	1.9%
As a % of revenue (Non-GAAP)		54.4%	41.0%	13.3%	(0.8)%	9.9%
Diluted net income per share:
GAAP						$0.02
Non-GAAP						$0.12
Shares used in per share calculation:
GAAP and Non-GAAP						113,323

	Three Months Ended June 27, 2025
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Net Income
GAAP	$138,027	$73,793	$69,923	$3,870	$(894)	$2,871
Stock-based compensation	—	868	(6,829)	7,697	—	7,697
Restructuring and related charges	—	—	(650)	650	—	650
Non-recurring advisory fees	—	—	(78)	78	—	78
Lease-related asset impairment and other charges (1)	—	—	(1,637)	1,637	—	1,637
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	(2,633)
Total adjustments	—	868	(9,194)	10,062	—	7,429
Non-GAAP	$138,027	$74,661	$60,729	$13,932	$(894)	$10,300
As a % of revenue (GAAP)		53.5%	50.7%	2.8%	(0.6)%	2.1%
As a % of revenue (Non-GAAP)		54.1%	44.0%	10.1%	(0.6)%	7.5%
Diluted net income per share:
GAAP						$0.03
Non-GAAP						$0.09
Shares used in per share calculation:
GAAP and Non-GAAP						113,493

(1) Includes impairment charges of $0.4 million for right-of-use assets, $0.3 million for leasehold improvements, and $0.9 million related to the fair value of other unrecoverable facility costs.

	Three Months Ended September 27, 2024
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Net Income
GAAP	$195,756	$104,732	$69,308	$35,424	$(6,618)	$21,718
Stock-based compensation	—	294	(5,416)	5,710	—	5,710
Restructuring and related charges	—	—	(281)	281	—	281
Asset impairment and related charges (1)	—	—	(3,103)	3,103	—	3,103
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	(871)
Total adjustments	—	294	(8,800)	9,094	—	8,223
Non-GAAP	$195,756	$105,026	$60,508	$44,518	$(6,618)	$29,941
As a % of revenue (GAAP)		53.5%	35.4%	18.1%	(3.4)%	11.1%
As a % of revenue (Non-GAAP)		53.7%	30.9%	22.7%	(3.4)%	15.3%
Diluted net income per share:
GAAP						$0.19
Non-GAAP						$0.26
Shares used in per share calculation:
GAAP and Non-GAAP						117,358

(1) Includes write-off of $1.8 million for internally developed capitalized software, impairment charges of $0.8 million for right-of-use assets, $0.1 million for leasehold improvements, and $0.4 million related to the fair value of other unrecoverable facility costs.

	Nine Months Ended September 26, 2025
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Net Income
GAAP	$413,544	$229,496	$205,680	$23,816	$(3,611)	$11,505
Stock-based compensation	—	1,689	(21,797)	23,486	—	23,486
Restructuring and related charges	—	—	(1,737)	1,737	—	1,737
Non-recurring advisory fees	—	—	(827)	827	—	827
Lease-related asset impairment and other charges (1)	—	—	(1,637)	1,637	—	1,637
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(1,357)
Total adjustments	—	1,689	(25,998)	27,687	—	26,330
Non-GAAP	$413,544	$231,185	$179,682	$51,503	$(3,611)	$37,835
As a % of revenue (GAAP)		55.5%	49.7%	5.8%	(0.9)%	2.8%
As a % of revenue (Non-GAAP)		55.9%	43.4%	12.5%	(0.9)%	9.1%
Diluted net income per share:
GAAP						$0.10
Non-GAAP						$0.33
Shares used in per share calculation:
GAAP and Non-GAAP						114,602

(1) Includes impairment charges of $0.4 million for right-of-use assets, $0.3 million for leasehold improvements, and $0.9 million related to the fair value of other unrecoverable facility costs.

	Nine Months Ended September 27, 2024
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Net Income
GAAP	$456,556	$241,270	$231,002	$10,268	$(8,435)	$1,097
Stock-based compensation	—	1,089	(18,498)	19,587	—	19,587
Restructuring and related charges	—	460	(14,800)	15,260	11	15,271
Non-recurring advisory fees	—	—	(755)	755	—	755
Asset impairment and related charges (1)	—	—	(12,103)	12,103	—	12,103
Non-cash interest expense related to convertible notes	—	—	—	—	567	567
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(9,778)
Total adjustments	—	1,549	(46,156)	47,705	578	38,505
Non-GAAP	$456,556	$242,819	$184,846	$57,973	$(7,857)	$39,602
As a % of revenue (GAAP)		52.8%	50.6%	2.2%	(1.8)%	0.2%
As a % of revenue (Non-GAAP)		53.2%	40.5%	12.7%	(1.7)%	8.7%
Diluted net income per share:
GAAP						$0.01
Non-GAAP						$0.34
Shares used in per share calculation:
GAAP and Non-GAAP						117,385

(1) Includes write-off of $1.8 million for internally developed capitalized software, and impairment charges of $3.7 million for right-of-use assets, $4.3 million for leasehold improvements, and $2.3 million related to the fair value of other unrecoverable facility costs.

Harmonic Inc.

Calculation of Adjusted EBITDA by Segment (Unaudited)

(In thousands, except percentages)

	Three Months Ended September 26, 2025
	Broadband	Video
Income from operations	$12,095	$6,884
Depreciation	2,012	811
Other non-operating income, net	77	36
Adjusted EBITDA(1)	$14,184	$7,731
Revenue	$90,492	$51,890
Adjusted EBITDA margin % (1)	15.7%	14.9%

	Three Months Ended June 27, 2025
	Broadband	Video
Income from operations	$8,585	$5,347
Depreciation	1,929	743
Other non-operating income, net	255	104
Adjusted EBITDA(1)	$10,769	$6,194
Revenue	$86,918	$51,109
Adjusted EBITDA margin % (1)	12.4%	12.1%

	Three Months Ended September 27, 2024
	Broadband	Video
Income from operations	$38,192	$6,326
Depreciation	2,001	859
Other non-operating expense, net	(2,733)	(1,199)
Adjusted EBITDA(1)	$37,460	$5,986
Revenue	$145,338	$50,418
Adjusted EBITDA margin % (1)	25.8%	11.9%

	Nine Months Ended September 26, 2025
	Broadband	Video
Income from operations (1)	$34,701	$16,802
Depreciation	5,905	2,310
Other non-operating income, net	208	92
Adjusted EBITDA(1)	$40,814	$19,204
Revenue	$262,288	$151,256
Adjusted EBITDA margin % (1)	15.6%	12.7%

	Nine Months Ended September 27, 2024
	Broadband	Video
Income (loss) from operations (1)	$60,567	$(2,594)
Depreciation	6,120	3,051
Other non-operating expense, net	(2,506)	(1,085)
Adjusted EBITDA(1)	$64,181	$(628)
Revenue	$317,172	$139,384
Adjusted EBITDA margin % (1)	20.2%	(0.5)%

(1) Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. Refer below for the "Net Income (Loss) to Consolidated Segment Adjusted EBITDA Reconciliation."

Harmonic Inc.

Preliminary Net Income to Consolidated Segment Adjusted EBITDA Reconciliation (Unaudited)

(In thousands, except percentages)

	Three Months Ended
	September 26, 2025	June 27, 2025	September 27, 2024
Net income (GAAP)	$2,694	$2,871	$21,718
Provision for income taxes	6,054	105	7,088
Interest expense, net	1,184	1,253	2,686
Depreciation	2,823	2,672	2,860
EBITDA	12,755	6,901	34,352

Adjustments
Stock-based compensation	7,324	7,697	5,710
Restructuring and related charges	1,087	650	281
Non-recurring advisory fees	749	78	—
Lease-related asset impairment and other charges	—	1,637	3,103
Total consolidated segment adjusted EBITDA (Non-GAAP)	$21,915	$16,963	$43,446
Revenue	$142,382	$138,027	$195,756
Net income margin (GAAP)	1.9%	2.1%	11.1%
Consolidated segment Adjusted EBITDA margin (Non-GAAP)	15.4%	12.3%	22.2%

	Nine Months Ended
	September 26, 2025	September 27, 2024
Net income (GAAP)	$11,505	$1,097
Provision for income taxes	8,700	736
Interest expense, net	3,911	4,833
Depreciation	8,215	9,171
EBITDA	32,331	15,837

Adjustments
Stock-based compensation	23,486	19,587
Restructuring and related charges	1,737	15,271
Non-recurring advisory fees	827	755
Lease-related asset impairment and other charges	1,637	12,103
Total consolidated segment adjusted EBITDA (Non-GAAP)	$60,018	$63,553
Revenue	$413,544	$456,556
Net income margin (GAAP)	2.8%	0.2%
Consolidated segment Adjusted EBITDA margin (Non-GAAP)	14.5%	13.9%

Harmonic Inc.

GAAP to Non-GAAP Reconciliations on Financial Guidance (Unaudited) (1)

(In millions, except percentages and per share data)

	Q4 2025 Financial Guidance
	Revenue			Gross Profit			Total Operating Expense			Income from Operations			Net Income
GAAP	$133	to	$147	$71	to	$82	$70	to	$71	$1	to	$10	$—	to	$5
Stock-based compensation		—			1			(8)			9			9
Tax effect of Non-GAAP adjustments		—			—			—			—		(2)	to	—
Total adjustments		—			1			(8)			9		7	to	9
Non-GAAP	$133	to	$147	$72	to	$83	$62	to	$63	$10	to	$19	$7	to	$14
As a % of revenue (GAAP)				53.4%	to	55.8%	52.6%	to	48.3%	0.8%	to	6.8%	0.0%	to	3.4%
As a % of revenue (Non-GAAP)				54.5%	to	56.0%	46.6%	to	42.9%	7.5%	to	12.9%	5.3%	to	9.5%
Diluted net income per share:
GAAP													$—	to	$0.04
Non-GAAP													$0.06	to	$0.12
Shares used in per share calculation:
GAAP and Non-GAAP													113.1

(1) Components may not sum to total due to rounding.

Harmonic Inc.

Calculation of Adjusted EBITDA by Segment on Financial Guidance (Unaudited) (1)

(In millions)

	Q4 2025 Financial Guidance
	Broadband			Video
Income from operations	$8	to	$14	$2	to	$5
Depreciation	2		2	1		1
Segment adjusted EBITDA(2)	$10	to	$16	$3	to	$6

(1) Components may not sum to total due to rounding.

(2) Segment Adjusted EBITDA is a Non-GAAP financial measure. Refer below for the "Net Income to Consolidated Segment Adjusted EBITDA reconciliation on Financial Guidance."

Harmonic Inc.

Net Income to Consolidated Segment Adjusted EBITDA Reconciliation on Financial Guidance (Unaudited) (1)

(In millions)

	Q4 2025 Financial Guidance
Net income (GAAP)	$—	to	$5
Provision for income taxes	—		4
Interest expense, net	1		1
Depreciation	3		3
EBITDA	4	to	13

Adjustments
Stock-based compensation	9		9
Total consolidated segment adjusted EBITDA (Non-GAAP)	$13	to	$22

(1) Components may not sum to total due to rounding.